Exhibit 99.1

Gain Therapeutics Reports Financial Results for First Quarter 2024 and Provides Corporate Update

BETHESDA, Md., May 14, 2024 – Gain Therapeutics, Inc. (Nasdaq: GANX) (“Gain”, or the “Company”), a clinical-stage biotechnology company leading the discovery and development of the next generation of allosteric small molecule therapies, today reports financial results for the quarter ended March 31, 2024, and provides a corporate update.

Corporate Highlights from Q1 2024 to Date

●	Announced Positive Results from the Single Ascending Dose (SAD) Part of the Phase 1 Clinical Trial of GT-02287;
●	Strengthened management team with appointment of Gene Mack as Chief Financial Officer and Jonas Hannestad, M.D., Ph.D. as Chief Medical Officer;
●	Presented data at AD/PD 2024 demonstrating mechanism of action of GT-02287, the Company’s lead compound being investigated for the treatment of GBA1 Parkinson’s disease;
●	Announced the initiation of the Multiple Ascending Dose (MAD) part of the Phase 1 clinical trial of GT-02287, a novel GCase-targeting small molecule therapy for GBA1 Parkinson’s disease;
●	Presented late-breaking data at the WORLDSymposium showing GT-02287 displays neuroprotection and completely restores motor function in preclinical models of Parkinson’s disease following delayed administration;
●	Reiterating cash runway guidance into 2025, which may be extended based on pending grant applications and other business initiatives.

“Gain continues to be well positioned to achieve multiple clinical data-driven value inflection points with our lead program GT-02287 for GBA1 Parkinson’s disease during the course of this year and into 2025.  Having bolstered our management team, we are able to do so with strong leadership and direction.  We continue to execute on our operational plans and to meet near-term milestones,” said Matthias Alder, Gain Therapeutics’ CEO.

Q1 2024 Financial Results

Research and development (R&D) expenses decreased by $0.3 million to $2.5 million for the three months ended March 31, 2024, as compared to $2.8 million for the three months ended March 31, 2023. The decrease in research and development expenses was due primarily due to $0.2 million in grant funding that was recognized during the first quarter 2024 from Innosuisse, the Suisse Innovation Agency. Substantially all research and development expenses are related to costs associated with the ongoing development of GT-02287 in GBA1 Parkinson’s Disease.

General and administrative (G&A) expenses decreased by $0.6 million to $1.9 million for the three months ended March 31, 2024, as compared to $2.5 million for the three months ended March 31, 2023. The decrease in general and administrative expenses for the period was primarily attributable to a decrease in legal and professional fees relating to general corporate matters and a decrease in share-based compensation expenses.

GAAP basic and diluted net loss per share for the quarter ended March 31, 2024, was $0.22, as compared to basic and diluted net loss per share of $0.43 as of March 31, 2023.

Cash, cash equivalent and marketable securities were $12.7 million as of March 31, 2024, as compared to $16.8 million as of December 31, 2023.

About Gain Therapeutics, Inc.

Gain Therapeutics, Inc. is a clinical-stage biotechnology company leading the discovery and development of next generation allosteric therapies. Gain’s lead drug candidate GT-02287 for the treatment of GBA1 Parkinson’s disease, is currently being evaluated in a Phase 1 clinical trial.

Leveraging AI-supported structural biology, proprietary algorithms and supercomputer-powered physics-based models, the company’s Magellan™ drug discovery platform can identify novel allosteric binding sites on disease-implicated proteins, pinpointing pockets that cannot be found or drugged with current technologies. Magellan™ is the next generation of Gain’s original SEE-Tx® (Site-Directed Enzyme Enhancement Therapy) platform, which was enhanced and expanded with new AI and machine-learning tools and virtual screening capabilities to access the emerging on-demand compound libraries covering vast chemical spaces of over 50 billion compounds.

Gain’s unique approach enables the discovery of novel, allosteric small molecule modulators that can restore or disrupt protein function. Deploying its highly advanced platform, Gain is accelerating drug discovery and unlocking novel disease-modifying treatments for untreatable or difficult-to-treat disorders including neurodegenerative diseases, rare genetic disorders and oncology. For more information, please visit GainTherapeutics.com and follow us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements”. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "goal, " "intend," "seek, " "potential" or "continue," the negative of these terms and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the development of the Company’s current or future product candidates including GT-02287; expectations regarding the timing of results from a Phase 1 clinical study for GT-02287; the potential therapeutic and clinical benefits of the Company’s product candidates; and the amount of time the Company’s current cash, cash equivalents and marketable securities will support operations. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s preclinical and future clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. These statements are not historical facts but instead represent the Company's belief regarding future results, many of which, by their nature, are inherently uncertain and outside the Company's control. Many factors may cause differences between current expectations and actual results, including the impacts of the post-COVID-19 environment and other global and macroeconomic conditions on the Company’s business; clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials, clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2023 and its other documents subsequently filed with or furnished to the Securities and Exchange Commission from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

CORE IR

(516) 222-2560

ir@gaintherapeutics.com

Media Contacts:

Russo Partners

Nic Johnson and Elio Ambrosio

nic.johnson@russopartnersllc.com

elio.ambrosio@russopartnersllc.com

(212) 845-4242

GAIN THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Collaboration revenues	$—	$55,180
Other income	—	—
Total revenues	$—	$55,180

Operating expenses:
Research and development	(2,506,906)	(2,791,205)
General and administrative	(1,870,794)	(2,493,759)
Total operating expenses	(4,377,700)	(5,284,964)

Loss from operations	$(4,377,700)	$(5,229,784)

Other income/(expense):
Interest income, net	115,303	152,035
Foreign exchange gain/(loss), net	268,077	(42,842)
Loss before income tax	$(3,994,320)	$(5,120,591)

Income tax	(19,874)	(16,728)

Net loss	$(4,014,194)	$(5,137,319)

Net loss per shares:
Net loss per share attributable to common stockholders - basic and diluted	$(0.22)	$(0.43)
Weighted average common shares - basic and diluted	17,978,951	11,935,081

GAIN THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$10,641,087	$11,794,949
Marketable securities - current	2,019,414	4,999,704
Tax credits	249,133	242,577
Prepaid expenses and other current assets	952,889	741,638
Total current assets	$13,862,523	$17,778,868

Non-current assets:
Property and equipment, net	$111,909	$125,962
Internal-use software	169,249	193,375
Operating lease - right of use assets	384,146	459,215
Restricted cash	31,744	34,021
Long-term deposits and other non-current assets	17,613	17,890
Total non-current assets	714,661	830,463
Total assets	$14,577,184	$18,609,331

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,405,154	$1,318,965
Operating lease liability - current	204,569	229,693
Other current liabilities	2,368,806	2,160,366
Deferred income - current	914,759	1,122,138
Loans - current	110,848	118,797
Total current liabilities	$5,004,136	$4,949,959

Non-current liabilities:
Defined benefit pension plan	$292,486	$307,454
Operating lease liability - non-current	177,365	229,855
Deferred income - non-current	64,300	94,786
Loans - non-current	396,836	449,053
Total non-current liabilities	930,987	1,081,148
Total liabilities	$5,935,123	$6,031,107

Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; nil shares issued and outstanding as of March 31, 2024 and December 31, 2023.	—	—
Common stock, $0.0001 par value: 50,000,000 shares authorized; 18,041,231 issued and outstanding as of March 31, 2024; 16,206,680 issued and outstanding as of December 31, 2023.	1,805	1,621
Additional paid-in capital	73,416,304	73,113,079
Accumulated other comprehensive income	21,863	247,241
Accumulated deficit	(60,783,717)	(38,516,197)
Loss for the period	(4,014,194)	(22,267,520)
Total stockholders’ equity	8,642,061	12,578,224
Total liabilities and stockholders’ equity	$14,577,184	$18,609,331